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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
OPTION CARE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person Filing Proxy Statement, if other than the Registrant)

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100 CORPORATE NORTH
SUITE 212
BANNOCKBURN, ILLINOIS 60015

Dear Stockholder:

        You are cordially invited to the Annual Meeting of Stockholders (the "Meeting") of Option Care, Inc. ("Option Care" or the "Company"). The Meeting will be held in the Robert Todd Lincoln Rooms 1 and 2 at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois, on Tuesday, June 4, 2002, at 10:00 a.m., local time.

        At the Meeting, you will be asked (a) to consider and vote to elect two directors to hold office for a three-year term, (b) to consider and vote to amend the Company's Amended and Restated Stock Incentive Plan to increase the number of shares available to be issued thereunder from 4,375,000 shares to 5,625,000 shares, (c) to consider and vote to amend the Company's Certificate of Incorporation to (y) increase the number of shares of common stock which the Company is authorized to issue from 30,000,000 to 60,000,000 and (z) increase the number of shares of undesignated preferred stock which the Company is authorized to issue from 5,000,000 to 30,000,000, (d) to ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the fiscal year 2002 and (e) to transact any other business as may properly come before the Meeting and any adjournment thereto.

        Option Care's Board of Directors (the "Board") unanimously recommends that Option Care's stockholders vote FOR all of the nominees for election as directors, FOR approval of the amendment to the Company's Amended and Restated Stock Incentive Plan, FOR approval of the amendments to the Company's Certificate of Incorporation and FOR appointment of Ernst & Young as independent auditors of the Company for the fiscal year 2002.

        In the materials accompanying this letter, you will find a Notice of the Meeting, a Proxy Statement relating to the proposals you will be asked to consider and vote upon at the Meeting, and a Proxy Card. The Proxy Statement includes general information regarding Option Care as well as additional information relating to the specific proposals you will be asked to consider and vote upon at the Meeting. Also included with the proxy materials is Option Care's Annual Report to Stockholders.

        All stockholders are invited to attend the Meeting in person. However, whether or not you plan to attend the Meeting, please complete, sign and date the Proxy Card enclosed herewith and promptly return it to Option Care in the enclosed envelope we have provided for that purpose. If you attend the Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Meeting.

                      Sincerely,

                      Rajat Rai
                       CEO and President

May 17, 2002

100 CORPORATE NORTH
SUITE 212
BANNOCKBURN, ILLINOIS 60015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 4, 2002

To the Holders of the Common Stock of
Option Care, Inc.

        The Annual Meeting of Stockholders of Option Care, Inc., a Delaware corporation (the "Company"), will be held in the Robert Todd Lincoln Rooms 1 and 2 at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois on June 4, 2002 beginning at 10:00 a.m., local time. The Company's Board of Directors has fixed the close of business on April 26, 2002 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any adjournments thereof. At the Annual Meeting, you will be asked to consider and vote upon the following:

  1.
  A resolution to elect two directors to hold office for a term of three years or until their successors shall have been duly elected and qualified;

  2.
  A resolution to amend the Company's Amended and Restated Stock Incentive Plan to increase the number of shares available to be issued thereunder from 4,375,000 shares to 5,625,000 shares;

  3.
  Resolutions to amend the Company's Certificate of Incorporation to (a) increase the number of shares of Common Stock, $0.01 par value per share, which the Company is authorized to issue from 30,000,000 to 60,000,000 and (b) increase the number of shares of undesignated Preferred Stock, $0.01 par value per share, which the Company is authorized to issue from 5,000,000 to 30,000,000;

  4.
  A resolution to ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the fiscal year 2002; and

  5.
  To consider and act upon such other business as may properly come before the meeting and any adjournments thereof.

        Each of the matters identified in paragraphs 1 through 5 above are discussed in detail in the Proxy Statement attached to this Notice. We encourage you to read the Proxy Statement carefully.

        It is extremely important that you vote your shares at the Annual Meeting. To ensure that your shares are voted at the Annual Meeting please sign, date and return the enclosed proxy card as promptly as possible in the accompanying return envelope, for which no postage is required if mailed in the United States. You may revoke a previously given proxy in the event you change your mind after you return the proxy card to the Company. In addition, the mailing of an executed proxy card will not affect your right to vote in person should you later decide to attend the meeting.

                      By Order of the Board of Directors.

                      Joseph P. Bonaccorsi

                      Senior Vice President, General Counsel and Secretary

May 17, 2002
Bannockburn, Illinois

100 CORPORATE NORTH
SUITE 212
BANNOCKBURN, ILLINOIS 60015

PROXY STATEMENT
ANNUAL STOCKHOLDERS' MEETING
TO BE HELD JUNE 4, 2002

GENERAL

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Option Care, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, June 4, 2002, at 10:00 a.m., local time, in the Robert Todd Lincoln Rooms 1 and 2 at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois, and any adjournment thereof.

        The Notice of Annual Meeting to which this Proxy Statement is attached lists the matters which the Company intends to propose at the Annual Meeting for approval and these matters are discussed in detail later in this Proxy Statement. Other than the matters listed in the Notice of Annual Meeting and discussed herein, the Board does not currently intend, nor does it know of anyone else who intends, to present any other matter for consideration at the Annual Meeting.

        All proxies will be voted in accordance with the instructions contained in the proxy. If no choice is specified, proxies will be voted "FOR" the election of each of the nominees for director proposed by the Board of Directors as set forth in Proposal 1, "FOR" the amendment of the Company's Amended and Restated Stock Incentive Plan as set forth in Proposal 2, "FOR" the amendment of the Company's Certificate of Incorporation as set forth in Proposal 3 and "FOR" the appointment of Ernst & Young, LLP as independent auditors of the Company for the fiscal year 2002 as set forth in Proposal 4. If any other matters properly come before the Annual Meeting, the persons named as proxies in the accompanying Proxy Card will be authorized to vote or otherwise act on these matters using their reasonable judgment and discretion; provided, however, that proxies directing a vote against a proposal may not be voted for a proposal to adjourn the Annual Meeting to permit further solicitation in favor of the original proposal. A stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company another proxy bearing a later date, by submitting written notice of such revocation to the Secretary of the Company, or by personally appearing at the Annual Meeting and casting a contrary vote.

        The Annual Meeting will be able to consider and vote upon proposals only if at least a majority of the shares entitled to vote at the Annual Meeting are represented at the Annual Meeting in person or by proxy. Assuming the requisite number of shares are represented at the Annual Meeting, each proposal will be voted on separately and the vote required to approve each proposal is described below. A plurality of the votes cast is required for the election of directors, which means that the nominees with the two highest vote totals will be elected as directors. As a result, abstentions and broker "non-votes" do not have an effect on the results of the vote for the election of directors. Approval of the proposal to amend the Company's Amended and Restated Stock Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker "non-votes", therefore, will have the effect of a vote against the proposed amendment to the Amended and Restated Stock Incentive Plan. Approval of the proposal to amend the Company's Certificate of Incorporation will require the affirmative vote of a majority of the Company's issued and outstanding shares of common stock as of the record date. This proposal will be rejected if at least a majority of the total number of shares of Common Stock issued and outstanding as of the record date do not vote "FOR" the proposal, even if approved by a majority of the shares represented at the Annual Meeting. Abstentions and broker "non-votes," therefore, will have the effect of a vote against the proposals to amend the Company's Certificate of Incorporation.

        Each share of Common Stock entitled to vote at the Annual Meeting is entitled to one vote for each of the proposals identified in this proxy statement. The close of business on April 26, 2002 has been fixed as the record date for the determination of the holders of our Common Stock entitled to notice of and to vote at the Annual Meeting. On April 26, 2002, there were 20,489,130 shares of Common Stock outstanding and entitled to vote, subject to adjustment as described in the remainder of this paragraph. This outstanding share number includes 4,093,016 shares of Common Stock which are deemed to be issued and outstanding following a five-for-four stock split which occurred on April 10, 2002. It is possible that during the process of distributing shares of Common Stock to the Company's beneficial holders pursuant to the stock split there may be an immaterial change in the number of shares of Common Stock issued and outstanding as of April 26, 2002. The Notice of Annual Meeting, this Proxy Statement and the Proxy Card enclosed herewith are being mailed to the holders of our Common Stock as of the record date beginning on or about May 17, 2002.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The table below sets forth information regarding the amount of Common Stock beneficially owned, as of April 10, 2002, by (i) each director of the Company, (ii) each nominee for election as a director of the Company, (iii) the executive officers named in the Summary Compensation Table, (iv) all directors and executive officers of the Company as a group and (v) any person who is known by us to beneficially own 5% or more of our Common Stock.

Name and Address(1)	Number of Shares Beneficially Owned(2)		Percent of Outstanding Common Stock Beneficially Owned(3)
James G. Andress	101,875		*
Irwin Halperin	62,190		*
Leo Henikoff, Ph.D.	—		*
James M. Hussey	—		*
John N. Kapoor, Ph.D.	7,239,368	(4)	34.6%
Kent Kerkhof	5,477		*
Bruce Kutinsky	96,382		*
Dushyant Patel	13,558		*
Rajat Rai	281,386		1.3%
Jerome F. Sheldon	101,875		*
The TCW Group, Inc.(5)	1,242,475		5.9%
Wellington Management Company, LLP.(6)	1,368,625		6.5%
All directors and executive officers as a group (8 persons)	7,914,111		37.9%

*
Less than 1%

(1)
Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his or her name. The address for each person is 100 Corporate North, Suite 212, Bannockburn, Illinois 60015.

(2)
The number of shares of Common Stock identified in the table have been adjusted to give pro forma effect to the 5-for-4 stock split which occurred on April 10, 2002. Includes the following shares that such persons and group have the right to acquire currently or within 60 days after April 10, 2002 upon the exercise of stock options: Mr. Andress—71,875 shares; Mr. Halperin—25,000 shares; Mr. Kerkhof-1,562 shares; Mr. Kutinsky—40,625 shares; Mr. Patel—12,500 shares; Mr. Rai—210,936 shares; Mr. Sheldon-71,875 shares; and all directors and executive officers as a group—434,373 shares.

(3)
The percentage calculations for beneficial ownership are based upon 20,465,272 shares of Common Stock issued and outstanding as of April 10, 2002 plus, for each person or the group, the number of shares subject to options exercisable currently or within 60 days after April 10, 2002 by such person or group.

(4)
Includes 6,306,061 shares owned by E.J. Financial/OCI Management, L.P., of which Dr. Kapoor is the managing general partner, 634,921 shares owned by the Kapoor Family Partnership, L.P., of which Dr. Kapoor is the sole general partner, and 298,386 shares owned by the John N. Kapoor Trust dated September 20, 1989, of which Dr. Kapoor is the sole trustee and sole current beneficiary.

(5)
The TCW Group, Inc. claims shared dispositive power and shared voting power of 1,242,475 shares of Option Care Common Stock indirectly through three subsidiaries. This share amount information was taken from TCW Group's Schedule 13G, dated February 13, 2002, and has been adjusted to take into account the pro forma effect of the 5-for-4 stock split which occurred on April 10, 2002.

(6)
Wellington Management Company LLP claims shared dispositive power of 1,368,625 shares of Option Care Common Stock indirectly through a wholly-owned subsidiary and claims shared voting power of 1,083,125 shares of common stock held by or on behalf of its institutional clients. This share amount information was taken from Wellington Management's Schedule 13G, dated February 12, 2002, and has been adjusted to take into account the pro forma effect of the 5-for-4 stock split which occurred on April 10, 2002.

PROPOSAL 1. ELECTION OF DIRECTORS
(Proposal 1 on the Proxy Card)

        In accordance with the Company's By-laws, the size of the Board of Directors has been fixed at six members. The Board of Directors is divided into three classes with each class having two directors. Every year one class, or two of the six directors, is elected to a three year term. In November 2000, Roger Stone retired after ten years of service on the Board of Directors. The vacancy created by Mr. Stone's resignation was filled by the appointment of Rajat Rai to the Board of Directors. Mr. Rai shall serve as a director of the Company for the remainder of Mr. Stone's term, which was set to expire in 2003.

        This year, the Board of Directors has selected James G. Andress and Leo Henikoff as its nominees for election to a three year term as directors of the Company. Both of Messrs. Andress and Henikoff currently serve as directors of the Company. Mr. Andress was first elected to the Company's Board of Directors in 1991 and Mr. Henikoff became a director in November 2001 when he was appointed by the Board of Directors to fill a vacancy which had existed since June 2000 when Michael A. Rusnak retired after two and one-half years of service on the Board of Directors. A more detailed description of the qualifications and experience of the nominees for election as directors appears below.

        The Company believes the above-named nominees for election will be available to serve as directors. However, if prior to the Annual Meeting the Board of Directors makes a good faith determination that either or both of the above-named nominees is unable or unwilling to serve as a director, any proxy marked "FOR" this proposal will be voted for a substitute nominee selected by the Board of Directors.

INFORMATION CONCERNING OFFICERS AND DIRECTORS

Officers and Directors

        The following table identifies and provides information concerning each of the nominees for election, each continuing director and each executive officer of the Company as of April 10, 2002. Immediately following the table is a more detailed description of these individuals' qualifications and experience.

Name	Age	Positions or Offices with the Company	Served as Director or Officer Continuously Since
NOMINEES FOR TERMS ENDING IN 2005
James G. Andress	63	Director	1991
Leo Henikoff	63	Director	2001
DIRECTORS WITH TERMS ENDING IN 2003
John N. Kapoor Ph.D	58	Chairman of the Board of Directors	1990
Rajat Rai	35	Director, Chief Executive Officer and President	2001
DIRECTORS WITH TERMS ENDING IN 2004
Jerome F. Sheldon	67	Director	1991
James M. Hussey	43	Director	1999
EXECUTIVE OFFICERS
Joseph Bonaccorsi	37	Senior Vice President, Secretary and General Counsel	2002
Paul Mastrapa	37	Senior Vice President and Chief Financial Officer	2002
Irwin Halperin	45	Senior Vice President, Sales	2001
Kent Kerkhof	52	Senior Vice President, Franchise & Network Development	2000
Bruce Kutinsky	36	Chief Operating Officer	2000
Dushyant Patel	43	Senior Vice President, Business Development	2000

        The following are brief summaries of the business experience of each of the nominees for election as a director of the Company, each of the other directors of the Company whose terms of office as directors will continue after the Annual Meeting and each of the executive officers of the Company.

Nominees

        James G. Andress has been a member of the Company's Board of Directors since November 1991. Mr. Andress served as Chairman and Chief Executive Officer of Warner-Chilcott, PLC, a pharmaceutical company, from November 1996 until his retirement in October 2000. From May 1990 until September 1995, Mr. Andress served as Chief Executive Officer of Information Resources, Inc. (NASDAQ:IRIC), a software and information services company, and served as President and Chief Operating Officer of such company from March 1994 to September 1995. He currently serves as a director of the following companies: Information Resources, Inc. (NASDAQ:IRIC); Allstate Corporation (NYSE:ALL); Sepracor, Inc.; and XOMA Corp. (NASDAQ:XOMA).

        Leo Henikoff, Ph.D., was appointed to the Company's Board of Directors on November 12, 2001. Dr. Henikoff is currently serving as President and Chief Executive Officer of Rush-Presbyterian-St. Luke's Medical Center in Chicago, Illinois, where he is a Professor of Medicine and Pediatrics; President and Chairman of the Rush System of Health, a six-hospital system in the Chicago area; and President of Rush University. From 1994 through present, Dr. Henikoff has served as a director of Bankmont Financial Corporation, and has also served as a director on the boards of Harris Trust and Savings Bank and Harris Bankcorp, Inc. from 1986 to present. In addition, Dr. Henikoff has served and continues to serve on the boards of numerous charitable and voluntary organizations.

Recommendation of the Board of Directors

        The Board of Directors recommends that stockholders vote "FOR" the election of each of the nominees for director of the Company.

Continuing Directors

        John N. Kapoor, Ph.D. has served as Chairman of the Board of Directors since October 1990. In the past, Dr. Kapoor served as the Company's Chief Executive Officer from August 1993 to April 1996. Dr. Kapoor also served as the Company's President from August 1993 through October 1993 and from January 1995 through February 1996 and as Chief Executive Officer and President from March 1991 to May 1991. In addition, Dr. Kapoor is President of EJ Financial Enterprises, Inc., a health care consulting and investment company formed by Dr. Kapoor in 1990. From June 1982 to April 1990, Dr. Kapoor held several positions with Lyphomed, Inc., a pharmaceutical company, including Chairman, Chief Executive Officer and President. Dr. Kapoor is a director of First Horizon Pharmaceutical Corporation (NASDAQ:FHRX), and is a director and Chairman of each of Introgen Therapeutics Inc. (NASDAQ:INGN), Akorn, Inc. (NASDAQ:AKRN) and NeoPharm, Inc. (AMEX:NEO). Dr. Kapoor received a Ph.D. in medicinal chemistry from the State University of New York and a B.S. in pharmacy from Bombay University.

        Rajat Rai has been a member of the Company's Board of Directors since May 2001. Mr. Rai has served as the Company's Chief Executive Officer since May 2001, and President since June 2000. Prior to that, Mr. Rai held various positions with the Company since August 1992, including Chief Operating Officer from August 1999 to April 2001. Mr. Rai received an M.B.A. in Finance from Wayne State University, and also holds a B.S. in Mechanical Engineering from Regional Engineering College in Warangal, India.

        Jerome F. Sheldon has been a member of the Company's Board of Directors since November 1991. Mr. Sheldon was President and Chief Executive Officer of Medicine Shoppe International, Inc., a franchisor of retail pharmacies, from March 1980 to June 1990, a Director of such company from March 1980 to February 1991 and a consultant of such company from July 1990 to June 1991. During most of this period, Mr. Sheldon was also a Director of the International Franchise Association and a trustee of the St. Louis College of Pharmacy. Mr. Sheldon was President and Chief Executive Officer of Lamar Snowboards, a manufacturer and distributor of snowboard products, from August 1991 to

July 1998. Mr. Sheldon received a B.A. from Brooklyn College and an M.B.A. and J.D. from Columbia University.

        James M. Hussey has been a member of the Company's Board of Directors since August 1999. Mr. Hussey has served as President and Chief Executive Officer of NeoPharm, Inc. (NASDAQ:NEOL), a biopharmaceutical company specializing in the development and marketing of new and innovative drugs for the diagnosis and treatment of cancer, since March 1998. In 1994, Mr. Hussey formed his own company, Physicians Quality Care, Inc. ("PQC"), which was the third largest Independent Physicians Association management company in Chicago, which he sold in 1998. Prior to forming PQC, Mr. Hussey spent over 11 years with Bristol-Myers Squibb (NYSE:BMY), a pharmaceutical company, where he held numerous senior level positions in marketing, sales and new business development. Mr. Hussey is also a director of NeoPharm, Inc. Mr. Hussey is a graduate of Butler University College of Pharmacy and a licensed pharmacist. Mr. Hussey received an M.B.A. from the University of Illinois in 1984.

Executive Officers

        Joseph Bonaccorsi joined Option Care in January 2002 as Senior Vice President, Secretary and General Counsel. Prior to joining Option Care, Mr. Bonaccorsi was a partner at the Chicago law firm of Sanchez & Daniels, where he practiced since 1993. Previously, he was an associate with the law firm of Best & Beranek for four years. Mr. Bonaccorsi earned his Juris Doctor degree from Loyola University of Chicago School of Law in May 1989, and his Bachelor of Science degree from Northwestern University in June 1986.

        Paul Mastrapa rejoined Option Care as a Senior Vice President and Chief Financial Officer on February 4, 2002. Previously, Mr. Mastrapa held key senior level positions responsible for the financial management, business development, and operations of several healthcare service companies. Over the last four years, Mr. Mastrapa was the founder and CEO of AdvoLife, a venture capital backed provider of private pay chronic care management services to seniors leading the company to profitability. In his career, Mr. Mastrapa has successfully led the acquisition and integration efforts for multiple healthcare service companies, held senior operating positions with P&L responsibility as well as senior finance and accounting roles. In 1991, Mr. Mastrapa began his healthcare career at Option Care where he supported the IPO process, acquisitions, and financial management needs of the company during the early 1990's. He began his career at Ernst &Young in Chicago, has an MBA from the Kellogg School of Management at Northwestern University and is a CPA.

        Irwin Halperin joined Option Care in 1988 as the Vice President of Sales for the Miami Office. More recently, he played an instrumental role in the development of the OptionMed biotech and injectable drug distribution program and was promoted to Senior Vice President of Sales in January 2001. Prior to joining Option Care, Mr. Halperin served as Administrator for several Hospital Corporation of America (HCA) hospitals, including Administrator for Sun City Hospital with responsibility for its construction and opening. Mr. Halperin also ran an emergency room staffing service where he established strong relationships with physicians and hospitals throughout the State of Florida. Mr. Halperin has a B.S. from Ithaca College and a Masters of Public Health, with a concentration in Health Policy and Management from Yale University.

        Kent Kerkhof has been Senior Vice President of Option Care since July 2000. From March 1996 to February 2000, Mr. Kerkhof was Vice President at CM Healthcare Resources, Inc. in Northbrook, Illinois. Between May 1992 and February 1996, Mr. Kerkhof was President and CEO and Board Secretary of Home Solutions Systems Corp. in Arlington Heights, Illinois. He graduated from Butler University with a Master of Science Degree in Hospital Pharmacy Administration and a Bachelor's Degree in Pharmacy.

        Bruce Kutinsky has been affiliated with Option Care since 1990. Prior to his position as a Vice President with the corporate group, he was the owner and President of one of Option Care's offices in Ann Arbor, Michigan. When Option Care purchased the office in 1997, Mr. Kutinsky joined the company as an Area Vice President. In 1998 he was promoted to Vice President of Operations for Option Care Enterprises, Inc. and in 2000 was promoted to its Senior Vice President. Mr. Kutinsky has a doctor of pharmacy degree from the University of Michigan and is a registered pharmacist in the state of Michigan.

        Dushyant Patel joined Option Care in November 2000 and is responsible for Option Care's acquisition, business development and strategic alliance strategy. Prior to joining the Company, Mr. Patel held various positions of increasing responsibility with Omnicare including President, Omnicare Renal Services and Vice President of Pharmacy Services. In addition, Mr. Patel held operations management positions with Home Solutions Systems Corporation, Home Nutritional Services Inc. and Travacare Homecare. Prior to his experience in home care delivery, Mr. Patel managed pharmacies in the hospital and retail environments for St. Joseph Hospital and Eckerd Drugs. Mr. Patel has a Master's and B.S. in pharmacy from Bombay College of Pharmacy and a B.S. in Pharmacy from Arnold & Schwartz College of Pharmacy in Brooklyn, New York.

EXECUTIVE COMPENSATION

        For the years ended December 31, 2001, 2000 and 1999, the following table presents summary information concerning compensation awarded or paid to, or earned by, (i) each of the two individuals who served as the Company's Chief Executive Officer, (ii) each of the other four most highly compensated executive officers for the year ended December 31, 2001, and (iii) two former executive officers of the Company.

Summary Compensation Table

		ANNUAL COMPENSATION			LONG-TERM COMPENSATION
Name and Principal Positions	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)	Securities Underlying Options/SARs(#)(8)	LTIP Payouts	All Other Compensation ($)(2)
Dr. John Kapoor	2001	$100,000	$—	$—	$—	—	—	$—
Chairman and Chief	2000	100,000	—	—	—	—	—	—
Executive Officer(3)	1999	—	—	—	—	—	—	—
Rajat Rai	2001	225,653	100,625	9,000	—	312,500	—	5,100
President and Chief	2000	189,708	100,000	8,950	—	125,000	—	5,100
Executive Officer (4)	1999	138,009	51,500	—	—	—	—	4,140
Cathy Bellehumeur	2001	188,355	—	6,000	—	—	—	5,100
Senior Vice President,	2000	171,600	48,808	6,000	—	6,250	—	5,100
General Counsel and	1999	168,645	40,764	—	—	—	—	4,800
Secretary (5)
Kent Kerkhof	2001	119,624	41,351	6,000	—	18,750	—	—
Senior Vice President	2000	—	—	—	—	—	—	—
Franchise and Network	1999	—	—	—	—	—	—	—
Management(6)
Bruce Kutinsky	2001	165,585	54,812	6,000	—	137,500	—	5,100
Chief Operating	2000	139,166	40,413	6,000	—	50,000	—	5,100
Officer	1999	—	—	—	—	—	—	—
Irwin Halperin	2001	140,000	43,206	6,000	—	25,000	—	—
Senior Vice President,	2000	94,000	13,281	4,500	—	37,500	—	—
Sales	1999	—	—	—	—	—	—	—
Dushyant Patel	2001	140,000	62,500	6,000	—	37,500	—	—
Senior Vice President,	2000	—	—	—	—	—	—	—
Business Development	1999	—	—	—	—	—	—	—
Carla M. Pondel	2001	160,000	—	6,000	—	31,250	—	—
Chief Financial	2000	—	—	—	—	—	—	—
Officer(7)	1999	—	—	—	—	—	—	—

(1)
Amounts represent automobile allowance for each named executive officer.
(2)
Unless otherwise noted, amounts represent Company matching contributions to the Company's 401(k) plan.
(3)
Dr. Kapoor served as Chief Executive Officer of the Company from January through April 2001, and served as Chairman for the entire year.
(4)
Mr. Rai served as President and Chief Operating Officer of the Company through April 2001, and served as President and Chief Executive Officer from May 2001 forward.
(5)
Ms. Bellehumeur terminated her employment with the Company in December 2001.
(6)
Mr. Kerkhof served as Senior Vice President, Franchise and Network Management from July 2001 forward.
(7)
Ms. Pondel terminated her employment with the Company in January 2002.
(8)
The number of securities underlying options identified in the table are accurate as of December 31, 2001, but have been adjusted to give pro forma effect to the 5-for-4 stock split which occurred on April 10, 2002.

2001 Option/SAR Grants

        The following table sets forth information concerning stock option grants made in the year ended December 31, 2001(1) to the individuals named in the Summary Compensation Table.

	Individual Grants
		Percent of Total Options/SAR Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options/SAR Granted (#)(2)
Name			Exercise Price ($/Sh)	Expiration Date
					5%($)	10%($)
John Kapoor, Ph.D.	—	—	$—	—	$—	$—
Rajat Rai	75,000	5.2	5.70	3/9/2011	269,041	681,803
	112,500	7.8	10.31	5/11/2011	729,581	1,848,901
	125,000	8.6	12.92	8/3/2011	1,015,665	2,573,894
Cathy Bellehumeur	—	—	—	—	—	—
Irwin Halperin	25,000	1.7	5.70	3/9/2011	89,680	227,268
Bruce Kutinsky	25,000	1.7	5.70	3/9/2011	89,680	227,268
	50,000	3.4	10.31	5/11/2011	324,258	821,734
	62,500	4.3	12.92	8/3/2011	507,832	1,286,947
Carla M. Pondel	31,250	2.2	12.92	8/3/2011	253,916	643,474
Dushyant Patel	12,500	0.9	5.70	3/9/2011	44,840	113,634
	25,000	1.7	12.92	8/3/2011	203,133	514,779
Kent Kerkhof	6,250	0.4	10.31	5/11/2011	40,524	102,697
	12,500	0.9	12.92	8/3/2011	101,566	257,389

(1)
The number of securities underlying options identified in the table are accurate as of December 31, 2001, but have been adjusted to give pro forma effect to the 5-for-4 stock split which occurred on April 10, 2002.

(2)
Options terminate on the earlier of ten years after start; three months after termination of employment, except in the case of retirement, death or total disability; or twelve months after termination of employment in the case of retirement (at or after age 65), death or total disability.

(3)
The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conduct. There can be no assurance that the amounts reflected above will be achieved.

2001 Stock Option/SAR Exercises and Year-End Option/SAR Value

        The following table sets forth information concerning the number of exercisable and unexercisable stock options at December 31, 2001 as well as the value of stock options having an exercise price lower than the last reported trading price ("in-the-money" options) on December 31, 2001(1) held by the individuals named in the Summary Compensation Table.

			Shares Underlying Unexercised Options/SAR Held at December 31, 2001(#)		Value of Unexercised, In-the-Money Options/SAR Held at December 31, 2001($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John Kapoor, Ph.D.	—	$—	—	—	$—	$—
Rajat Rai	—	—	125,827	436,672	1,773,077	3,195,023
Cathy Bellehumeur	—	—	89,062	—	1,283,560	—
Irwin Halperin	—	—	9,375	53,125	93,656	529,469
Kent Kerkhof	—	—	9,375	46,875	105,375	383,425
Bruce Kutinsky	—	—	12,500	175,000	128,781	1,071,244
Dushyant Patel	—	—	9,375	65,625	99,300	490,150
Carla Pondel(3)	—	—	15,625	78,125	165,500	581,500

(1)
The number of shares underlying options identified in the table are accurate as of December 31, 2001, but have been adjusted to give pro forma effect to the 5-for-4 stock split which occurred on April 10, 2002.

(2)
Based on a pre-stock split price per share of $19.55, the last reported sale price of the Common Stock on December 31, 2001.

(3)
Carla Pondel resigned on January 31, 2002, resulting in forfeiture of her 78,125 unexercisable options.

Severance Arrangements

        Mr. Bonaccorsi has a separate arrangement with the Company pursuant to which Mr. Bonaccorsi would receive nine months severance in the event of any termination by the Company without cause.

        Mr. Kerkhof has a separate arrangement with the Company pursuant to which Mr. Kerkhof would receive six months severance in the event of any termination by the Company without cause.

        Mr. Kutinsky has a separate arrangement with the Company pursuant to which Mr. Kutinsky would receive six months severance in the event of any termination by the Company without cause.

        Mr. Mastrapa has a separate arrangement with the Company pursuant to which Mr. Mastrapa would receive twelve months severance in the event of any termination by the Company without cause.

        Mr. Patel has a separate arrangement with the Company pursuant to which Mr. Patel would receive six months severance in the event of any termination by the Company without cause.

        The Company owes a continuing severance obligation to Ms. Bellehumeur through November 2002.

        The Company owes a continuing severance obligation to Ms. Pondel through October 2002.

        Under the severance arrangements identified above, each executive officer is entitled to 100% of his or her then current salary, standard health, insurance and other benefits and allowances received by such officer at the time of termination for the applicable time periods identified above.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors during 2001 was comprised of Messrs. Andress, Hussey, Sheldon, and Stone until Mr. Stone's retirement in May 2001. Dr. Henikoff was appointed to the Compensation Committee in October 2001. All Compensation Committee members are non-employee directors of the Company. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. In accordance with rules of the Securities and Exchange Commission designed to enhance disclosure of companies' policies toward executive compensation, the following is a report submitted by the above-listed committee members in their capacity as the Board's Compensation Committee addressing the Company's compensation policy as it related to the named executive officers for 2001.

Compensation Philosophy

        The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with cash and stock bonuses based upon corporate performance and individual initiatives and stock options granted under the Company's stock-based incentive plans. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation would be higher than in years in which performance is below expectations. Annual compensation is designed to attract and retain qualified executives. All executive officers and management in general are also eligible for and participate in an incentive compensation plan that consists of cash bonuses and stock options.

Performance Measures

        In evaluating annual bonuses, the Committee examines earnings per share, sales growth and operating results as well as subjective factors relating to performance of management objectives. No specific weight is assigned to any of these factors. The earnings factors are compared with designated Company performance goals, prior years' performance and performance of other companies in the industry. Accordingly, the Company believes it is important that its performance be compared to that of other specialty pharmaceutical companies in order to demonstrate the impact of management's objectives and performance.

Fiscal 2001 Compensation

        For fiscal 2001, the Company's executive compensation program consisted of base salary, a cash bonus based upon the performance measurements described above and stock options. Options are granted based primarily on each such person's potential contribution to the Company's growth and profitability. The Committee believes that options and other stock-based performance compensation arrangements are an effective incentive for managers to create value for stockholders because the value of an option bears a direct relationship to the Company's stock price.

        Base salary, maximum annual bonus and annual stock option grants for the Chief Executive Officer and all other executive officers were established by a combination of objective and subjective factors. Actual bonus payout is determined by a combination of objective factors relating to the Company's performance relative to targets and comparative companies, and subjective factors relating to the completion of specific management objectives.

        Base salaries are believed to be within the range of those persons holding comparably responsible positions at other companies, both regionally and nationally. In addition, other factors are taken into consideration, such as cost of living increases and competitors' performance, as well as the individual's past performance and potential with the Company. Bonus compensation is also tied to performance goals.

        The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interest. If performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 2001 adequately reflect the Company's compensation goals and policies.

Chief Executive Officer and Other Senior Executives Compensation

        In May 2001, Rajat Rai became the Company's Chief Executive Officer, serving as President and C.E.O. from May 2001 forward. From January through May 2001, Mr. Rai served as President and Chief Operating Officer of the Company. Mr. Rai received an annual salary of $225,653 in 2001 for his service to the Company, and was granted a total of 312,500 stock options at various dates in 2001. Prior to Rajat Rai's promotion to Chief Executive Officer of the Company, Dr. John Kapoor held that role in additional to serving as the Company's Chairman. Dr. Kapoor received an annual salary of $100,000 in 2001 for his services as Chairman. Dr. Kapoor was not separately compensated for his duties as Chief Executive Officer during 2001.

        The Compensation Committee Report on Executive Compensation contained in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and it shall not otherwise be deemed filed under such Acts.

                      By the Compensation Committee
                      James G. Andress
                      Jerome F. Sheldon
                      James M. Hussey
                      Leo Henikoff

Information Concerning The Board Of Directors

        During the year ended December 31, 2001, the Company's Board of Directors met four times, including both regularly scheduled and special meetings. During 2001, none of the continuing Directors or nominees for Director attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or all meetings of the committees of which he was a member, held while serving as a director.

Compensation of Directors

        Directors receive a stipend of $1,000 for each board meeting attended in person, $500 for each board meeting attended via telephone and $500 for each committee meeting attended. Directors are also reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings. Upon election or appointment to the Board of Directors, each non-employee director receives an option to purchase 30,000 shares of the Company's common stock at an exercise price equal to the market price on the date of grant. In addition, at the beginning of each year following a non-employee director's initial year of service on the Board, each non-employee director receives an annual grant of an option to purchase 9,375 shares of the Company's common stock at an exercise price equal to the market price on the date of grant.

        In order to better and more efficiently discharge its fiduciary duties to the Company's stockholders, the Board has delegated special responsibility and authority with respect to various matters to committees, each of which is intended to have a minimum of three members drawn from the full Board of Directors. During 2001, the Board maintained the following standing committees:

        Audit Committee.    The function of the Audit Committee is to recommend the selection of independent auditors to the Board of Directors, review the methods used and audits made by the auditors in connection with the Company's published financial statements and review with the auditors the Company's financial and operating controls. The Audit Committee also reviews the Company's financial disclosure documents, material litigation and regulatory proceedings and other issues relating to potentially significant corporate liability. From January to May 2001, the members of the Audit Committee were Messrs. Andress, Sheldon and Stone. Upon Mr. Stone's retirement from the Board, the Audit Committee consisted of Messrs. Andress and Sheldon. On October 19, 2001, Dr. Leo Henikoff was appointed to serve on the Audit Committee with Messrs. Andress and Sheldon. Each of Messrs. Andress, Henikoff and Sheldon are independent as that term is defined in the National Association of Securities Dealers' listing standards, as was Mr. Stone. The Audit Committee met two times during the year ended December 31, 2001.

        Compensation Committee.    Although primary authority to establish and review performance standards and set compensation levels below the senior office level has been delegated to the Company's President, his decisions remain subject to oversight and review by the Compensation Committee. The function of the Compensation Committee is to determine the annual salary, bonus and other benefits of selected senior officers of the Company and establish and review, as appropriate, performance standards under compensation programs for senior officers. The Compensation Committee met once during the year ended December 31, 2001.

        From January to May 2001, the members of the Compensation Committee were Messrs. Andress, Sheldon and Stone. Upon Mr. Stone's retirement from the Board, the Compensation Committee consisted of Messrs. Andress, Hussey and Sheldon. On October 19, 2001, Dr. Leo Henikoff was appointed to serve on the Compensation Committee with Messrs. Andress, Hussey and Sheldon.

        Stock Incentive Plan Committee.    From January to May 2001, the members of the Stock Incentive Plan Committee were Messrs. Andress, Hussey, Sheldon and Stone. Upon Mr. Stone's retirement from the Board, the Stock Incentive Plan Committee consisted of Messrs. Andress, Hussey and Sheldon. On October 19, 2001, Dr. Leo Henikoff was appointed to serve on the Stock Incentive Plan Committee with Messrs. Andress, Hussey and Sheldon. The function of the Stock Incentive Plan Committee is to grant stock options under the Company's Amended and Restated Stock Incentive Plan. The Stock Incentive Plan Committee met three times during the year ended December 31, 2001.

        Corporate Compliance Committee.    From January to May 2001, the members of the Corporate Compliance Committee were Messrs. Andress, Hussey, Sheldon and Stone. Upon Mr. Stone's retirement from the Board, the Corporate Compliance Committee consisted of Messrs. Andress, Hussey and Sheldon. On October 19, 2001, Dr. Leo Henikoff was appointed to serve on the Corporate Compliance Committee with Messrs. Andress, Hussey and Sheldon. The function of the Corporate Compliance Committee is to monitor the Company's adherence to the Company's corporate compliance program and general corporate policies. The Corporate Compliance Committee met four times during the year ended December 31, 2001.

Report of the Audit Committee of the Board of Directors

        The Audit Committee assists the Board of Directors in fulfilling its obligations to the Company's stockholders by facilitating communications between, and monitoring and overseeing the performance of, the Company's management and independent auditors, Ernst & Young, LLP. The Audit Committee is not responsible for either preparing or expressing an opinion on the Company's financial statements or for matters related thereto. Management is responsible for the preparation of the Company's financial statements as well as the design, implementation and functioning of the Company's financial reporting processes, including its system of internal controls. The Company's auditors are responsible for making an investigation of the Company and expressing an opinion as to whether the Company's annual financial statements have been prepared in conformity with generally accepted accounting principles.

        The members of the Audit Committee are independent of the Company, its management and Ernst & Young, LLP as required by and determined in accordance with applicable standards. The Board of Directors has also determined that the members of the Audit Committee also have the required level of financial literacy to perform the duties required by members of the Audit Committee.

        To fulfill its obligations to monitor and oversee the performance of management and the independent auditors, the Audit Committee meets with management and the independent auditors, both jointly and individually. In meetings with management, the Audit Committee has inquired into the quality, not just the acceptability, of the decisions made by management in preparing the financial statements. An emphasis has been placed on assessing the reasonableness of any significant judgments made by management in the preparation of the financial statements, which includes determinations made regarding the applicability of various accounting principles.

        The Audit Committee has also met with the independent auditors both individually and with management present. At these meetings, the Audit Committee has considered the scope of and procedures for the Company's annual audit. The Audit Committee also discussed with the independent auditors the results of independent auditors' examination of the Company. During such discussions, the Audit Committee received the independent auditors' evaluation of the Company's system of internal controls and the overall quality of the Company's financial reporting. The Audit Committee has also reviewed with the independent auditors the quality of decisions made by management in the preparation of the financial statements and such other matters as either the Audit Committee or independent auditors deemed necessary or appropriate for both parties to discharge their respective duties, which included a discussion of the matters identified in Statement of Accounting Standards 61.

        Finally, the Audit Committee has satisfied itself that Ernst & Young, LLP is independent of the Company and its management. In making this determination, the Audit Committee inquired into such matters as either it or the independent auditors obtained from the independent auditors and reviewed the written disclosure and the letter required by Independence Standards Board Standard No. 1.

        Based upon the information it had gathered in its discussions with management and the independent auditors, and in reliance upon the independent auditors report on the Company's audited financial and other representations it received from management and the independent auditors, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K (which report has been filed with the Securities and Exchange Commission and is being delivered to the Company's stockholders with this Proxy Statement).

        The Audit Committee operates pursuant to a written Charter which is adopted by the Audit Committee and approved by the full Board of Directors. As dictated by applicable requirements, the Audit Committee evaluated its existing Charter in connection with preparations for this annual meeting. In the course of such evaluation, the Audit Committee determined that it should address the potential ambiguities and uncertainties which resulted from the length and complexity of its existing Charter, as well as the existing Charter's tendency to address issues and requirements that were not relevant to the proper discharge of the Audit Committee's primary responsibilities. The Audit Committee was concerned, in part, that its existing Charter did not provide a clear understanding of the Audit Committee's role and functions by the Company's stockholders.

        At the conclusion of its evaluation of the current Charter, the Audit Committee reached unanimous agreement that the existing Charter should be replaced with a Charter in the form of Appendix A to this Proxy Statement. The Audit Committee believes that the new Charter represents a substantial improvement, primarily because it clearly and succinctly sets out the role, requirements and duties of the Audit Committee as well as the procedures to be employed by the Audit Committee. The new Charter, which is expected to provide the Company's stockholders with a clearer understanding of the benefits they can reasonably expect from the Audit Committee, was approved by the Company's Board of Directors in April 2002.

        The Report of the Audit Committee contained in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and it shall not otherwise be deemed filed under such Acts.

                      By the Audit Committee
                      James G. Andress
                      Jerome F. Sheldon
                      Leo Henikoff

Audit and Related Fees

        The fees paid by the Company to Ernst & Young, LLP for the year ended December 31, 2001 are as follows:

        Audit Fees.    The Company paid Ernst & Young, LLP $143,239 for the audit and review of the Company's financial statements included in its Forms 10-K and 10-Q during the year ended December 31, 2001.

        All Other Fees.    The Company paid Ernst & Young, LLP $171,345 for tax preparation services. Option Care also paid Ernst & Young, LLP an additional $186,283 in fees for work related to the filing of a Form S-3 related to the Company's underwritten public offering of stock, completed in October 2001.

        The Audit Committee has considered whether Ernst & Young, LLP's provision of non-audit services was compatible with maintaining the independence of Ernst & Young, LLP.

STOCK PERFORMANCE GRAPH

        The graph below compares the cumulative stockholder return on the Common Stock of the Company with the cumulative total return on the S&P 500 Index ("S&P 500 Index") and the Hambrecht & Quist Healthcare Index ("H&Q Index") for the five-year period ended December 31, 2001, assuming the investment of $100 in each on December 31, 1996. Past financial performance should not be considered to be a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods.

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
S&P 500 Index	100	131	166	198	178	155
OPTN	100	42	26	47	96	301
H&Q Index	100	115	146	162	234	220

        The Stock Performance Graph contained in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and it shall not otherwise be deemed filed under such Acts.

Certain Relationships and Related Transactions

        The Company and EJ Financial Enterprises, Inc. ("EJ"), which is 100% owned by Dr. John N. Kapoor, Chairman of the Board and Chief Executive Officer of the Company, have entered into a consulting agreement dated as of January 1, 1991, pursuant to which EJ provides independent consulting services to the Company. Per an amendment effective October 1, 1999, EJ receives an annual fee of $175,000, paid monthly, for ongoing consulting services. Either party may terminate the agreement on January 1st of any year. EJ provides consulting principally on strategic corporate objectives and operations, including sales and marketing strategies, growth strategies and acquisition opportunities of the Company.

PROPOSAL 2. RATIFICATION OF AMENDMENT TO OPTION CARE'S 1997 AMENDED
AND RESTATED STOCK INCENTIVE PLAN WHICH INCREASED THE NUMBER OF SHARES
OF OPTION CARE'S COMMON STOCK RESERVED FOR ISSUANCE UPON THE
EXERCISE OF OPTIONS GRANTED UNDER THE PLAN
(Proposal 2 on the Proxy Card)

        The Board recognizes that Option Care experiences intense competition from other companies for talented managers and employees and that Option Care's success is dependent upon its ability to attract and retain such personnel. The Board has concluded that one of the best ways to compete for key personnel is to offer significant potential rewards based upon Option Care's success through the issuance of stock options. The Board believes that all of Option Care's employees should be provided the opportunity to acquire or increase their holdings of shares of Option Care's common stock. By increasing the number of stock options available to Option Care's current and future employees, the Board directly ties the interests of Option Care's employees with the interests of Option Care's stockholders. As Option Care's business and success continues to develop and expand through the work of its employees, the interests of Option Care's stockholders and Option Care's employees also grow together. Incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options and stock appreciation rights may be granted under Option Care's 1997 Amended and Restated Stock Incentive Plan (the "Plan").

        In furtherance of the above, the Board adopted amendments to the Plan in February 1995, May 1997, March 2000, March 2001 and, most recently, in March 2002 to increase the number of shares of Option Care's common stock reserved for issuance upon the exercise of options granted under the Plan from 4,375,000 shares to an aggregate of 5,625,000 shares. Option Care's Board believes that the increase in the number of shares of Option Care's common stock reserved for issuance under the Plan described above will be adequate to retain its current employees and attract and retain future employees hired by Option Care, and deems it in the best interests of Option Care and its stockholders to ratify such amendments.

        The most recent amendment to the Plan as described above is subject to ratification by the stockholders.

1997 Amended and Restated Stock Incentive Plan

        The Plan was adopted in 1991, and amended in February 1995, May 1997, March 2000, March 2001 and March 2002. The Plan, as amended, provides for the grant of options to purchase up to an aggregate of 5,625,000 shares of common stock, with 381,083 shares of common stock remaining available for grant as of April 10, 2002. The Plan is currently administered by the Stock Incentive Plan Committee of the Board of Directors (the "Committee") who will make discretionary grants ("discretionary grants") of incentive awards, stock options, stock appreciation rights, or combinations thereof, to employees, including employees who are officers and directors of Option Care, non-employee directors and eligible vendors of Option Care. As of December 31, 2001, there were five independent directors (as that term is used in the Plan), seven executive officers, 1,093 employees and zero vendors eligible to participate in the Plan and approximately 819 actual participants in the Plan. Participants are eligible to participate in the Plan if the Committee determines that the participant has the capacity to contribute in substantial measure to the successful performance of the Company and that participation will serve as a valuable performance incentive. The Company will receive continued service by the participants as consideration for the grant of incentive awards, stock options and stock appreciation rights under the Plan. The complete text of the Plan is attached as Appendix B.

        All grants and awards under the Plan shall be evidenced by written agreements between the Company and the eligible recipients. The Committee may interpret the Plan and establish rules and regulations for the administration of the Plan, including, without limitation, the imposition of conditions with respect to competitive employment and provisions accelerating vesting or exercisability.

Incentive Awards

        Incentive awards, whether performance awards or fixed awards (each as described below), may be made to eligible recipients under the Plan in the form of cash, stock units, restricted shares of common stock or any combination of the foregoing.

        Performance awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with the actual amount, number or percentage to be determined by reference to the level of achievement of specific objectives over a performance period of one year to five years, as determined by the Committee.

        Fixed awards may be made which are not contingent on the performance of objectives, but are contingent on the recipient's continuing in the Company's employ for a period to be specified in the award, which period shall be one year to ten years from the date of the award.

Stock Options

        Options granted pursuant to discretionary grants may be non-qualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The selection of participants, allotment of shares, determination of price and other conditions of purchase of such options are currently determined by the Committee, in its sole discretion. Options granted under discretionary grants are exercisable for a period of up to ten years, except that incentive stock options granted to optionees who, at the time the option is granted, own stock representing greater than 10% of the voting power of all classes or series of stock of Option Care, are exercisable for a period of up to five years. The per share exercise price of incentive stock options granted pursuant to discretionary grants must be no less than 100% of the fair market value of the common stock on the date of grant, except that the per share exercise price of incentive stock options granted to optionees who, at the time the option is granted, own stock representing greater than 10% of the voting power of all classes of stock of Option Care, must be no less than 110% of the fair market value of the common stock. The per share exercise price of non-qualified stock options granted pursuant to discretionary grants must be no less than 85% of the fair market value of the common stock on the date of grant. To the extent options are granted at less than fair market value, Option Care incurs a non-cash cost for financial reporting purposes. The pre-stock split market value of the common stock on April 10, 2002 was $18.92.

        An option to purchase 30,000 shares of Common Stock shall automatically be granted to each non-employee director of the Company and that option grant shall be deemed effective as of the initial date that each that non-employee director is first elected as a director of the Company at an annual meeting of the Company's stockholders held for the purpose of electing directors or appointed to the Company's Board. In addition, for each year that a non-employee director serves following his or her initial one-year term, an option to purchase 9,375 shares of common stock shall automatically be granted to that non-employee director and each option grant shall be deemed effective as of the date that such non-employee director begins his or her next annual term. Notwithstanding any other provision of the Plan relating to the discretion of the Committee to determine the terms of options granted under the Plan, each option granted to the non-employee directors (i) shall be granted with an exercise price equal to the fair market value on the date of grant, (ii) shall be a nonqualified stock option, and (iii) (A) with respect to the option granted to purchase 30,000 shares, shall vest in full immediately upon the date of grant and (B) with respect to the option granted to purchase 9,375 shares, shall vest upon the expiration of the one year term for which such non-employee director was elected.

        Options may be exercised during the optionee's continued employment with, or in the case of a vendor, engagement by, the Company or service on the Board, as the case may be, and for a period of ninety days following termination of such employment, engagement or service on the Board, or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company; provided, however, that if employment or engagement of the optionee by the Company or service on the Board, as the case may be, shall have terminated by reason of retirement at or after age 65 or total and permanent disability, then the option may be exercised for a period of one year following termination of employment, engagement or service on the Board, or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company, but in any event not after the expiration of the term of the option.

        Each option will be evidenced by an option agreement containing such terms and conditions consistent with the Plan that are approved by the Committee. Option agreements may provide for the exercise of an option in whole or in part from time to time during the term of the option, or in such installments and at such times as the Committee may determine. Options granted under the Plan are non-transferable, except in the event of death of an optionee (i) during employment, engagement or service on the Board, (ii) within one year after the retirement of the employee at or after age 65 or the employee's total and permanent disability or (iii) within ninety days after termination of employment, engagement or service on the Board for any other reason in which case outstanding options may be exercised by the optionee's representative during the remainder of the period during which the optionee could have exercised the options had he or she survived, but not less than ninety days after the optionee's death. No option may be exercised after the expiration of its term. The option exercise price is payable in full upon exercise of an option. No optionee has any of the rights or privileges of a stockholder of the Company with respect to shares issuable upon exercise of an option until certificates representing such shares have been issued and delivered to the optionee.

Stock Appreciation Rights ("SAR")

        Rights entitling the grantee to receive cash or shares of common stock having a fair market value equal to the appreciation in market value of a stated number of shares of common stock from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted prior to the grant of such rights from the date of grant of the related stock option to the date of exercise, may be granted to such eligible directors, officers and other employees as may be selected by the Committee and approved by the Board. Such right shall not be exercisable unless it shall have been outstanding for at least six months, nor shall such right be exercisable more than ten years after the date of grant. Stock appreciation rights may be exercised during the individual's continued employment with, or engagement by, the Company or service on the Board, as the case may be, and for a period of ninety days following termination of employment or engagement or service, or such other period of time provided in a relevant employment or severance agreement between the individual and the Company, and only within the original term of the grant. Upon exercise of a right, the grantee shall be paid the excess of the then fair market value of the number of shares to which the right relates over the fair market value of such number of shares as of the date of the grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or shares of Common Stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine.

Termination

        The Plan will terminate on April 11, 2007, the tenth anniversary of stockholder approval of the original Plan, unless sooner terminated by action of the Board. No further grants will be made under the Plan after termination, but termination will not affect the rights of any participant under any grants made prior to termination.

        The Board, in its sole discretion, may amend, change or modify the Plan in any manner as the Board shall deem advisable, except that no amendment may be made without stockholder approval if such amendment would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Section 422 of the Code or any other requirement of applicable law or regulation.

        Appropriate adjustments may be made by the Committee to the maximum number of shares to be issued under the Plan, the maximum number of shares to be issued pursuant to incentive awards and the number of shares subject to any option grant to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the effective date of the Plan.

Summary of Federal Income Tax Consequences of the Plan

        The following discussion summarizes the material federal income tax consequences of participation in the Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in the law. This discussion does not address state, local or foreign tax consequences.

        Incentive Stock Options.    An optionee will not recognize any income upon either grant or exercise of an incentive stock option, although the exercise may subject the optionee to alternative minimum tax liability in the year of exercise because the excess of the fair market value of the shares at the time of exercise over the option price of the shares is included in income for purposes of the alternative minimum tax. The treatment of any gain realized upon sale or other disposition of the Company's common stock received upon exercise of an incentive stock option will depend on the holding period. If the optionee does not dispose of the stock received within either one year after the exercise of the incentive stock option or two years after grant, any gain realized upon disposition will be characterized as long-term capital gain. If this holding period requirement is not satisfied, such disposition will be a disqualifying disposition. In such a case, the portion of the gain realized on disposition equal to the excess of the fair market value of the shares at the time the incentive stock option was exercised over the option price will be ordinary income taxable as compensation in the year of disposition. The balance, if any, of the gain will be capital gain.

        The Company is entitled to a deduction with respect to an incentive stock option only in the taxable year of the Company in which a disqualifying disposition occurs. In that event, the deduction would be equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

        Nonqualified Stock Options.    An optionee will not recognize any income upon either grant or vesting of a nonqualified stock option. Upon exercise of any part of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the then fair market value of the shares acquired, assuming the shares are freely transferable or are not subject to a substantial risk of forfeiture. If the shares are not freely transferable and are subject to a substantial risk of forfeiture, the shares will be considered "restricted shares." An optionee who receives restricted shares on exercise of a nonqualified stock option will not be subject to tax on exercise unless the recipient makes an election under Section 83(b) of the Code. Instead, such recipient will be subject to tax at ordinary income rates at the time of the expiration or earlier termination of a restriction period in an amount equal to the excess of the fair market value of the restricted stock at the time that the restriction period lapses or terminates over the option price. Any further gain on sale of the stock would be capital gain. If a holder makes an election under Section 83(b) of the Code, the holder will be subject to tax at ordinary income rates in an amount equal to the excess of the fair market value of the restricted stock at the date of option exercise over the option price. Any further gain on sale of the stock would be capital gain.

        In general, upon a subsequent disposition of shares, the optionee's basis for determining taxable gain or loss would be the amount paid for such shares plus the amount that was includable in the optionee's income. Any gain recognized on such disposition would generally be taxed as long-term or short-term capital gain depending on the length of time the optionee is deemed to have held these shares and the holding period in effect at the time.

        The Company will be entitled to a deduction for federal income tax purposes upon exercise of a nonqualified stock option in an amount equal to the ordinary income recognized by the optionee, provided that the deduction is not otherwise disallowed under the Code. The Company must withhold taxes from the optionee's compensation with respect to the ordinary income recognized by the optionee upon exercise.

        SARs.    The treatment of SARs is essentially the same as the treatment of the related options granted under the Plan.

        Restricted Shares.    The recipient of restricted shares will not be subject to tax upon its grant, unless the recipient makes an election under Section 83(b) of the Code. Assuming no election under Section 83(b) is made, the holder will be subject to tax at ordinary income rates at the time of the expiration or earlier termination of the restriction period in an amount equal to the excess of the fair market value of the restricted stock at the time that the restriction period lapses or terminates over the amount paid for the stock. Any further gain on sale of the stock will be capital gain. If a holder makes an election under Section 83(b) of the Code, the holder will be subject to tax at ordinary income rates based on the fair market value of the restricted stock at the date of grant. Any further gain on sale of the stock would be capital gain.

        The Company must withhold taxes and will be entitled to a deduction with respect to the amount of ordinary income recognized by the employee, unless otherwise disallowed under the Code.

        Cap on Company Deductions for Certain Compensation.    Under the Omnibus Reconciliation Act of 1993, certain compensation payments in excess of $1 million are subject to a cap on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the Company or any one of the other four highest paid executives. Certain performance-based compensation is not subject to the cab on deductibility. Stock options can qualify for this performance-based exception, but only if they are granted by the Compensation Committee, they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, and stockholder and Board approval is obtained. The Company intends to administer the incentive stock option and nonqualified stock option portions of the Plan to comply with these performance-based criteria.

        Restricted shares do not satisfy the definition of performance-based compensation unless the granting or vesting of the restricted shares are based upon the attainment of specified performance goals.

Summary of Other Amendments to Plan

        In addition to increasing the number of shares of common stock reserved for issuance under the Plan, the Board also approved the following amendments to the Plan, which do not require stockholder approval:

  •
  A more limited definition of the term "Change of Control" upon the occurrence of which all unvested options become immediately exercisable. The term "Change of Control" now only includes a merger, consolidation or reorganization of or involving the Company; a sale of all or substantially all of the assets of the Company; and certain changes in the composition of the Board.
  •
  The inclusion of a definition of "Fair Market Value."
  •
  As described in more detail above, the addition of formula grants of options for non-employee directors.
  •
  More detailed provisions regarding the requirements for an option grant qualifying as an incentive stock option within the meaning of Section 422 of the Code.
  •
  A provision allowing for an optionee to make payment of the exercise price under an option through the use of a broker exercise notice.

Anticipated New Plan Benefits

        The table below is intended to disclose the benefits or amounts that will be received by or allocated to each of the referenced persons and groups under the Plan in the fiscal year ending December 31, 2002. If the amount to be received by or allocated to a particular person or group during the fiscal year ending December 31, 2002 is indeterminable at this time, the table sets forth the amounts that would have been received by the person or group if the Plan, as proposed to be amended, had been in effect during the fiscal year ended December 31, 2001. The amounts set forth below are not necessarily indicative of grants to be made in future years.

	PLAN BENEFITS
		Number of Shares Underlying Outstanding Options(1)
Name and Principal Position
	Dollar Value ($)
Dr. John Kapoor Chairman	$—	—	(3)
Rajat Rai President and Chief Executive Officer	$3,202,600	312,500	(3)
Joseph Bonaccorsi(2) Senior Vice President, General Counsel and Secretary	$845,500	62,500	(4)
Kent Kerkhof Senior Vice President Franchise and Network Management	$225,950	18,750	(3)
Bruce Kutinsky Chief Operating Officer	$1,465,600	137,500	(3)
Irwin Halperin Senior Vice President, Sales	$142,500	25,000	(3)
Dushyant Patel Senior Vice President, Business Development	$394,250	37,500	(3)
Paul Mastrapa(2) Senior Vice President and Chief Financial Officer	$1,691,000	125,000	(4)
Executive Officers as a group	$7,967,400	718,750	(3)
Non-Executive Directors as a group	$797,475	58,125	(3)
Non-Executive Officer Employee Group	$9,440,798	829,851	(3)

(1)
The number of shares underlying outstanding options identified in the table have been adjusted to provide pro forma effect to the 5-for-4 stock split which occurred on April 10, 2002.

(2)
This table is intended to provide information concerning option grants on a prospective basis. As such, the table does not include individuals identified in the Summary Compensation Table (which is intended to provide historical information) who are no longer with the Company, but does provide information for persons who joined the Company after the end of the last fiscal year. Specifically, during 2002, Joseph Bonaccorsi has replaced Cathy Bellehumeur as the Company's General Counsel and Secretary, and Paul Mastrapa has replaced Carla Pondel as the Company's Chief Financial Officer.

(3)
Information regarding number of shares of underlying outstanding options is not determinable. The information provided indicates the number of shares that would have been received under the Plan, as proposed to be amended, if it had been in effect during the fiscal year ended December 31, 2001.

(4)
The number of shares of underlying outstanding options provided for each of Mr. Bonaccorsi and Mr. Mastrapa in the table indicates amounts that will be received under the Plan during the fiscal year ended December 31, 2002.

Voting Approval Required for Proposal No. 2

        The approval of the ratification of an amendment to Option Care's 1997 Amended and Restated Stock Incentive Plan to increase the number of shares of Option Care's common stock reserved for issuance upon the exercise of options granted under the Plan from 4,375,000 to 5,625,000 shares, requires the holders of a majority of the shares of Option Care's common stock represented in person or by proxy at the Annual Meeting to Vote "FOR" approval of the proposed amendment. For purposes of voting under Proposal No. 2, a quorum of the shares of Option Care's common stock must be present at the Meeting in order for the stockholders to act upon such proposal. Option Care's bylaws provide that a quorum is established if at least a majority of the total number of votes to be cast on a matter by the holders of shares that are entitled to vote and be counted collectively on such matter are represented in person or by proxy at the Meeting.

Recommendation of the Board of Directors

        The Board of Directors recommends that stockholders vote "FOR" the proposal to amend the Plan to increase the number of shares which may be issued thereunder from 4,375,000 shares to 5,625,000 shares.

PROPOSAL 3. AMENDMENT TO OPTION CARE'S CERTIFICATE OF INCORPORATION TO (A) INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 SHARES TO 60,000,000 SHARES AND (B) INCREASE THE NUMBER OF AUTHORIZED, BUT UNDESIGNATED, SHARES OF PREFERRED STOCK FROM 5,000,000 SHARES TO 30,000,000 SHARES
(Proposal 3 on the Proxy Card)

  (A)
  To authorize the amendment of Option Care's Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 shares to 60,000,000 shares.

        We submit to the stockholders a proposal to increase the number of shares of common stock that Option Care is authorized to issue. The Board of directors recommends adoption of the proposal.

        Option Care is currently authorized to issue 30,000,000 shares of its common stock, $0.01 par value per share. As of April 26, 2002, the record date, approximately 20,489,130 shares of common stock were issued and outstanding. Of the remaining authorized but unissued shares, approximately 381,083 shares were reserved for issuance under Option Care's 1997 Amended and Restated Stock Incentive Plan and Option Care's Stock Purchase Plan. Based upon the foregoing, we have approximately 9,129,787 shares of common stock available for issuance for other purposes.

        Option Care's board believes it is in the best interests of the Company and its stockholders to increase the number of authorized shares of common stock (a) to take into account additional shares of common stock issued in connection with the Company's five-for-four stock split which occurred on April 10, 2002 and (b) to maintain a sufficient reserve which may be available for future stock dividends or stock splits, financing and acquisition transactions, employee benefit plans and other general corporate purposes. For example, following the five-for-four stock split which occurred on April 10, 2002, the number of issued and outstanding shares of common stock increased from 16,372,256 to 20,465,272. If the amendment is approved, Option Care will have greater flexibility in the future to issue shares in excess of those presently authorized, without the expense and delay of calling and holding a special stockholders' meeting.

        Except in connection with its stock incentive and stock purchase plans, Option Care's Board currently has no plans, understandings, agreements, arrangements, or commitments for the issuance of additional shares of common stock and no holder of common stock has any preemptive right with respect to the common stock. Thus, should the Board elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares. If Option Care's Board deems it to be in the best interests of the Company and its shareholders to issue additional shares of common stock in the future, the Board generally would not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by applicable law or stock exchange rules or regulations.

        The proposed amendment to increase the authorized number of shares of common stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of Option Care, it may be possible for Option Care to strategize to impede the attempt by issuing shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of Option Care. The proposed amendment could have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any unsolicited takeover attempt, the proposed amendment may limit the opportunity for our stockholders to dispose of their shares at a higher price which may be available in a takeover attempt or under a merger proposal. However, Option Care is not aware of any attempt to take control of Option Care and the Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover devise.

  (B)
  To authorize the amendment of Option Care's Certificate of Incorporation to increase the number of authorized, but undesignated, shares of preferred stock from 5,000,000 shares to 30,000,000 shares.

        We submit to the stockholders a proposal to increase the number of shares of preferred stock which Option Care is authorized to issue. The Board of Directors recommends adoption of the proposal.

        Option Care is currently authorized to issue 5,000,000 shares of its preferred stock, $0.01 par value per share. As of April 26, 2002, the record date, no shares of preferred stock were outstanding. Option Care's Board, with the limitations and restrictions contained in the Certificate of Incorporation and without further action required by Option Care's stockholders, has the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.

        Option Care's Board believes it is desirable to increase the number of shares of preferred stock that Option Care is authorized to issue for the reasons described below and to provide Option Care with adequate flexibility in the future. If this proposal is adopted by the stockholders, the increased number of authorized shares of preferred stock will be available for issuance from time to time for such purposes and consideration as the Board may approve without further stockholder approval unless that approval is otherwise required by applicable law or stock exchange rule or regulation. Such purposes may include public or private issuances of preferred stock or other securities convertible into preferred stock in connection with financing transactions, establishing strategic relationships with other companies, acquisitions or other corporate transactions, as well as stock dividends, warrants, stock options and other stock-based incentive or compensation programs.

        As discussed in (A) above, the proposed amendment to increase the authorized number of shares of preferred stock could have an anti-takeover effect, although this is not the intention of this proposal. The Board has the authority to issue shares of preferred stock without requiring prior stockholder approval, and because of this authority, it could authorize the issuance of shares of preferred stock to a party friendly to existing management to hinder the efforts of those seeking to effect a merger or gain control of Option Care. The issuance of additional shares of preferred stock could also be used to dilute the stock ownership of persons seeking to obtain control of Option Care. Shares of undesignated preferred stock could be used to make acquisitions or to enter into other transactions that might frustrate potential acquirers. This could have the effect of decreasing the market price of our common stock. In addition, any preferred stock designated and issued could have rights equal to or superior to those rights of our outstanding common stock and could be adverse to the voting or other rights of our existing stockholders. The holders of common stock do not presently have preemptive rights to subscribe for the additional shares of preferred stock proposed to be authorized. Finally, any issuance of additional stock could have the effect of diluting the earnings per share and book value per share of all outstanding shares of our common stock, and not just diluting the stock ownership or voting rights of persons seeking to obtain control of Option Care.

        Under Delaware law, the proposed amendment cannot occur unless the stockholders approve the proposed amendment to Article 5 of Option Care's Certificate of Incorporation. While this proposal does permit Option Care's management to issue additional stock to attempt to thwart a hostile takeover or merger transaction, Option Care has no immediate agreements, commitments or understandings with respect to the issuance of any of the additional shares of preferred stock that would be authorized by the proposed amendment. Further, Option Care's Board does not presently contemplate the designation and issuance of any preferred stock. The availability of additional shares of preferred stock for issuance, without the delay and expense of obtaining shareholder approval, will afford Option Care greater flexibility in acting upon opportunities and transactions, if any, which may arise in the future.

Proposed Amendments

        If the proposed amendments described under (A) and (B) above are approved, the first paragraph of Article 5 of Option Care's Certificate of Incorporation would be amended to read as follows:

    FIFTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 90,000,000, consisting of two classes as follows: 30,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"), and 60,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock").

Effective Date of Proposed Amendments

        The proposed amendments of Article 5 of Option Care's Certificate of Incorporation if adopted by the required vote of the stockholders, will become effective on the date on which the Articles of Amendment to Option Care's Certificate of Incorporation are filed with the Secretary of State of the State of Delaware.

Voting Approval Required for Proposal No. 3

        The affirmative vote of holders of a majority of the Company's issued and outstanding shares of common stock as of the record date is required to approve the proposed amendments contained in (A) and (B) above.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote "FOR" the approval of the amendments to Article 5 of Option Care's Certificate of Incorporation to increase: (a) the number of authorized shares of common stock from 30,000,000 shares to 60,000,000 shares and (b) the number of authorized shares of preferred stock from 5,000,000 shares to 30,000,000 shares.

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal 4 on the Proxy Card)

        The Board of Directors, upon recommendation of its Audit Committee, has selected the accounting firm of Ernst & Young, LLP as the Company's independent auditors with respect to the fiscal year ending December 31, 2002 and proposes the ratification by the stockholders of such selection. Ernst & Young, LLP has served as the Company's independent auditors since January 1998, is familiar with the business and operations of the Company and has offices convenient to the Company's offices.

        Representatives of Ernst & Young, LLP will be present at the annual meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

Voting Approval Required for Proposal No. 4

        The approval of the ratification of Ernst & Young, LLP as the Company's independent auditors with respect to the fiscal year ending December 31, 2002 requires the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote "FOR" the proposal to ratify Ernst & Young, LLP as the Company's independent auditors with respect to the fiscal year ending December 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 2001, with the exception of Cathy Bellehumeur who filed one late report on Form 4 regarding a sale of shares of Option Care common stock in March 2001. The following executive officers and directors failed to file reports to identify the granting of certain stock options in May 2001, August 2001, and November 2001 (as applicable): James Andress, Leo Henikoff, James Hussey, Kent Kerkhof, Bruce Kutinsky, Dushyant Patel, Carla Pondel, Rajat Rai and Jerome Sheldon. The Company is in the process of coordinating the filing of reports by these executive officers and directors and anticipates that filings will be made before the Annual Meeting. In making these statements, Option Care has relied upon examination of the copies of the Forms 3, 4 and 5 provided to Option Care and representations of certain of its directors, officers and 10% stockholders.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders are due by January 10, 2003 for inclusion in the Company's Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

        The By-Laws of the Company provide that stockholder proposals which do not appear in the Proxy Statement may be considered at a meeting of stockholders only if written notice of the proposal is received by the Secretary of the Company not less than 60 days and not more than 90 days before the anniversary of the prior years' Annual Meeting; provided, however, that, in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Any such notice of a stockholder proposal by a stockholder to the Secretary of the Company must be accompanied by (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address of the stockholder who intends to present the proposal for a vote, (c) the class and number of shares of Company Common Stock which are beneficially owned by the stockholder, and (d) a description of any material interest of the stockholder in such business.

ANNUAL REPORT

        The Annual Report to Stockholders for the year ended December 31, 2001 has been mailed simultaneously to the stockholders of the Company.

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission (excluding exhibits), may be obtained by any stockholder, without charge, upon written request to Paul Mastrapa, Senior Vice President and Chief Financial Officer, Option Care, Inc., 100 Corporate North, Suite 212, Bannockburn, Illinois 60015.

SOLICITATION AND EXPENSES OF SOLICITATION

        The Company will bear the cost of solicitation of proxies. Proxies will be solicited by mail. They also may be solicited by officers and regular employees of the Company and its subsidiaries personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

        Management knows of no business to be brought before the Annual Meeting of Stockholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

By Order of the Board of Directors.
Joseph P. Bonaccorsi Senior Vice President, General Counsel and Secretary
May 17, 2002 Bannockburn, Illinois

APPENDIX A

OPTION CARE INC. (THE "COMPANY")
AUDIT COMMITTEE CHARTER

I.    MEMBERSHIP

  A.
  Number. The Audit Committee shall consist of at least three independent, financially literate members of the Board of Directors meeting the requirements set forth below.
  B.
  Independence. A director is independent if he or she:
  1.
  Is not and has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;
  2.
  Has no immediate family member who is or in the current or in any of the past three years been employed by the Company or an affiliate of the Company (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);
  3.
  Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;
  4.
  Has not since the beginning of the Company's last completed fiscal year received from the Company or any affiliate of the Company compensation—other than compensation for service as a director or nondiscretionary compensation—greater than $60,000;
  5.
  Has not in the current or in any of the past three years been a partner in, or controlling shareholder or executive of, a for-profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or such for-profit business organization's consolidated gross revenues; and
  6.
  Has no other relationship which the Board of Directors believes, in the exercise of its business judgment, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a member of the Audit Committee.
  C.
  Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).
  D.
  Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II.    RESPONSIBILITIES OF THE AUDIT COMMITTEE

        The Audit Committee shall assist the Board of Directors in fulfilling its responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, Board of Directors, outside auditor, and management.

        Without limiting the generality of the foregoing, the Audit Committee shall:

  A.
  Review and reassess the adequacy of this charter at least annually
  B.
  Recommend to the full Board of Directors, for further ratification by the Company's shareholders, the independent accountants to act as the Company's outside auditors and, further, to evaluate and (when appropriate) replace the outside auditor.

  C.
  Ensure that it receives from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1 and take such other action and actions as it deems appropriate to oversee the independence of the outside auditor including, without limitation, engaging in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor.
  D.
  Discuss with the Company's management the Company's audited financial statements.
  E.
  Discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.
  F.
  Consider, and make either a positive or negative recommendation to the Board concerning the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.
  G.
  Prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.
  H.
  Annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior person, if any, responsible for the Company's internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications which the outside auditor or the Chairman, in the exercise of his or her business judgment, believes should be considered by the Audit Committee prior to its next scheduled meeting.
  I.
  Direct the Company's outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.
  J.
  Direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.
  K.
  Meet privately at least one per year with the Company's outside auditor and Chief Financial Officer.

III.    EFFECTIVE DATE FOR COMPLIANCE

        The effective date for the composition of the Audit Committee shall comply with all of the provisions contained in this charter no later than the point in time that the Company files a registration statement with the Securities and Exchange Commission.

April 30, 2002

A-2

APPENDIX B

OPTION CARE, INC.
AMENDED AND RESTATED
STOCK INCENTIVE PLAN
(1997)

I. GENERAL

        1.    Plan.    To provide incentives to employees of OPTION CARE, Inc., a Delaware Corporation (the "Company"), or its subsidiary corporations, members of the Board of Directors of the Company (the "Board") and other persons who provide services to the Company or its subsidiary corporations on a regular and substantial basis ("vendors") through rewards based upon the ownership and performance of the common stock of the Company, the Committee hereinafter designated may grant incentive awards, stock options, stock appreciation rights, or combinations thereof, to eligible officers and other employees and vendors on the terms and subject to the conditions stated in this Plan. In addition, members of the Board other than John N. Kapoor ("Directors") are or may be granted options on the terms and subject to the conditions set forth in this Plan. References hereinafter to employment by or the provision of services to the Company shall include references to its subsidiary corporations within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). All employees, officers, Directors and vendors eligible to receive grants or awards under this Plan shall be collectively referred to herein as "Eligible Recipients."

        2.    Eligibility.    Officers and other employees of the Company and its subsidiaries, and vendors, shall, upon selection by the Committee, be eligible to receive incentive awards, stock options or stock appreciation rights, either singly or in combination, as the Committee, in its discretion, shall determine. Directors shall receive stock options on the terms and subject to the conditions stated in this Plan.

        3.    Shares to be Issued.    The maximum number of shares of common stock, par value $0.01 per share of the Company ("Common Stock"), to be issued pursuant to all grants made under the Plan shall be 5,625,000. The number of shares of Common Stock that may be issued or transferred under this Plan upon the exercise of awards that qualify as incentive stock options may not exceed a maximum of 75,000 shares. The number of shares of Common Stock that may be issued or transferred under this Plan upon the exercise of awards that qualify as nonqualified stock options, shares of restricted stock or stock appreciation rights, may not exceed a maximum of 5,550,000 shares. Shares awarded pursuant to grants which, by reason of the expiration, cancellation or other termination of the grants prior to issuance, are not issued, shall again be available for future grants. Shares of Common Stock to be issued may be authorized and unissued shares, treasury stock or a combination thereof.

        4.    Administration of the Plan.    The Plan shall be administered by a committee designated by the Board (the "Committee"). No member of the Committee shall be eligible to participate in, or within one year prior to appointment to the Committee (but disregarding any participation or eligibility for participation during any period of time before the initial registration statement under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of the Company or any of its affiliates becomes effective) shall have participated in or shall have been eligible to participate in, this Plan or any other stock purchase, incentive award, stock option, stock appreciation rights or other stock incentive plan of the Company, except as provided in Article III, Section l(b). The Committee shall, subject to the terms of the Plan establish selection guidelines, select officers and other employees, directors and vendors for participation, and determine the form of grant, either as an incentive award, stock option or stock appreciation rights or combination thereof, determine the form of stock option, the number of shares subject to the grant, the fair market value of the Common Stock when necessary, the time and conditions of vesting or exercise, and all other terms and conditions of the grant. All grants and awards under this Plan shall be evidenced by written agreements ("Option Agreements") between the Company and the participants and no such grant or award shall be valid until so evidenced. The Committee may interpret the Plan and establish rules and regulations for the administration of the Plan, including without limitation, the imposition of conditions with respect to competitive employment and provisions accelerating vesting or exercisability, not inconsistent with or conflicting with the terms of the Plan. All such rules, regulations, and interpretations relating to the Plan adopted by the Committee shall be conclusive and binding on all parties. The foregoing notwithstanding, neither the Board nor the Committee shall have any discretion to alter the number of shares subject to stock options granted to directors pursuant to Article 3, Section l(b) or the terms or conditions under which such shares are granted except as provided in Article I, Section 5.

        5.    Adjustments for Changes in Capitalization.    Appropriate adjustments shall be made by the Committee in the maximum number of shares to be issued under the Plan, the maximum number of shares to be issued pursuant to incentive awards and in the number of shares the subject of any option grant, to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the effective date of the Plan and its amendment and restatements, as applicable.

        6.    Effective Date and Term of Plan.    The Plan as amended and restated shall be submitted to the stockholders of the Company for approval and if approved shall become effective on the date thereof (the "Effective Date"). The Plan shall terminate ten years thereafter, unless terminated earlier by action of the Board. No further grants shall be made under the Plan after termination, but termination shall not affect the rights of any participant under any grants made prior to termination.

        7.    Amendments.    The Board, in its sole discretion, may amend, change or modify this Plan in such respects as the Board shall deem advisable, provided, however, that no amendment may be made without stockholder approval if such amendment would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act (as such Rule 16b-3 may be amended or applicable from time to time), Section 422 of the Code (with respect to increasing the total number of shares of Common Stock that may be issued or transferred pursuant to the second sentence of Article I, Section 3 upon the exercise of options which are intended to qualify as incentive stock options) or any other requirement of applicable law or regulation (collectively, "Applicable Law").

        8.    Certain Transfer Restrictions.    Certain restricted stock awards may contain restrictions on an Eligible Recipient's ability to sell, transfer or dispose of such shares of restricted stock and those restrictions shall be set forth in the respective restricted stock agreement governing such grant.

        9.    Change of Control.    Subject to the requirement of Article III, Section 2 hereof that an option must be held by an Eligible Recipient for at least one year before becoming vested with such Eligible Recipient, upon a Change of Control any other vesting period shall end and all otherwise unvested options shall become immediately exercisable. For these purposes, a "Change of Control" shall mean the occurrence of any of the following events:

          (a)    a merger, consolidation or reorganization of or involving the Company, in which the Company does not survive as an entity independent of other parties to such merger, consolidation or reorganizations;

          (b)    a sale of all or substantially all of the assets of the Company; or

          (c)    the date on which the individuals who are members of the Board as of the Effective Date, cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Company's stockholders, of any new director or directors was approved by a vote of a majority of the Board, in which case such new director or directors shall, for purposes of this Plan, be considered a member or members of the Board.

        10.    No Rights as a Stockholder.    No stock option or award granted under this Plan shall entitle the Eligible Recipient to any dividend, voting or other right of a stockholder unless and until the date of issuance of the shares that are the subject of such option or award, free of all applicable restrictions.

        11.    Continued Employment or Services.    None of the Plan, participation in the Plan or any action by the Board or Committee taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of any person.

        12.    Additional Provisions.

          (a)    Additional Option and/or Award Provisions. The Board or Committee may, in its sole discretion, include additional provisions in any option or award granted under the Plan, including, without limitation, restrictions on transfer, repurchase rights, or commitments (i) to pay cash bonuses, (ii) to make, arrange for or guaranty loans, or (iii) to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board or Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

          (b)    Acceleration. The Board or Committee may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised; or (ii) extend the dates during which all or any particular option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Applicable Law (as defined in Article I, Section 7).

II. INCENTIVE AWARDS

        1.    Form of Award.    Incentive awards, whether Performance Awards or Fixed Awards (as described below), may be made to Eligible Recipients in the form of (i) cash, whether in an absolute amount or as a percentage of compensation, (ii) stock units, without power to vote and without the entitlement to current dividends, (iii) shares of Common Stock issued to the Eligible Recipient but forfeitable and with restrictions on transfer in any form as hereinafter provided or (iv) any combination of the foregoing. In addition, in the Committee's discretion, the Company may satisfy all or any part of its obligation under an incentive award payable in cash by delivering shares of Common Stock with a then "Fair Market Value" equal to the amount of such obligation or such part thereof. For purposes of this Plan, "Fair Market Value" shall be as established in good faith by the Board or Committee or (a) if the Common Stock is listed on the Nasdaq National Market, the average of the high and low per share sales prices for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.

        2.    Performance Awards.    Performance Awards may be made in terms of a stated potential maximum dollar amount, percentage or compensation, or number of units or shares, with such actual amount, percentage and number to be determined by reference to the level of achievement of corporate, group, division, individual or other specific objectives over a performance period of not less than one year nor more than five years, as determined by the Committee. No rights or interests of any kind shall be vested in an individual receiving a Performance Award until the conclusion of the performance period and the determination of the level of achievement specified in the award. The vesting period, if any, for a Performance Award shall be as specified in the applicable award or Option Agreement.

        3.    Fixed Awards.    Fixed Awards may be made which are not contingent on the performance of objectives, but are contingent on the recipient's continuing in the Company's employ for a period to be specified in the award, which period shall be not less than one year nor more than ten years from the date of award.

        4.    Rights with Respect to Restricted Shares.    If shares of restricted Common Stock are issued pursuant to an Incentive Award, the recipient shall have the right to vote the shares and to receive dividends thereon from the date of issuance, unless and until forfeited.

        5.    Rights with Respect to Stock Units.    If stock units are credited to a recipient pursuant to an Incentive Award, amounts equal to dividends otherwise payable on a like number of shares of Common Stock after the crediting of the units shall be credited to an account for the recipient and held until the award is forfeited or paid out. Interest shall be credited on the account annually at a rate equal to the return on five year U.S. Treasury obligations.

        6.    Vesting and Resultant Events.    At the time an Incentive Award vests, the award, if in stock units, shall be paid to the recipient either in shares of Common Stock equal to the number of units, in cash equal to the fair market value of such shares, or in such combination thereof as the Committee shall determine, and the recipient's account to which dividends and interest have been credited shall be paid in cash. Shares of restricted Common Stock issued pursuant to an award shall, at the time of vesting, be released from the restrictions.

III. STOCK OPTIONS FOR OFFICERS,
OTHER EMPLOYEES, VENDORS AND DIRECTORS

        1.    Grants of Options.

          (a)    Discretionary Grants.    The Board or Committee shall have the authority, in its sole discretion, to determine the type or types of awards to be made under the Plan. Such awards may consist of incentive stock options and/or nonqualified stock options. Options may be granted singly or in combination. Notwithstanding the foregoing, no Eligible Recipient may receive in any single calendar year, an option grant to purchase more than 600,000 shares of Common Stock. Notwithstanding the foregoing, option grants to any Independent Director (as defined below) shall be made exclusively pursuant to Article III, Section 1(b) below.

          (b)    Formula Grants.    An option to purchase 30,000 shares of Common Stock shall automatically be granted to each Director (as defined in Article I, Section 1 above) of the Company who is not also an officer or employee of the Company (an "Independent Director") and each such option grant shall be deemed effective as of the initial date that each such Independent Director is first elected as a director of the Company at an annual meeting of the Company's stockholders held for the purpose of electing directors or appointed to the Company's Board. In addition, for each year that an Independent Director serves following the initial one-year term of such Director, an option to purchase 9,375 shares of Common Stock shall automatically be granted to each Independent Director and each such option grant shall be deemed effective as of the date that such Independent Director begins his or her next annual term. Notwithstanding any other provision of this Plan relating to the discretion of the Board or Committee to determine the terms of options granted pursuant hereto, each option granted pursuant to this section (i) shall be granted with an exercise price equal to the Fair Market Value on the date of grant, (ii) shall be a nonqualified stock option, and (iii) (A) with respect to the option granted to purchase 30,000 shares, shall vest in full immediately upon the date of grant and (B) with respect to the option granted to purchase 9,375 shares, shall vest upon the expiration of the one year term for which such Independent Director was elected.

        2.    Terms of Options.

          (a)    Except as otherwise provided in Section 1(b)(iii)(A) above, no option shall be exercisable earlier than one year, nor more than ten years after the date of grant. Subject to the preceding sentence, the exercisability of an option may be conditioned upon the achievement of performance goals established by the Committee.

          (b)    (i) The per share option price under incentive stock options shall be not less than 100% of, and the per share option price under options granted to directors shall be 100% of, the fair market value of a share of Common Stock at the time the option is granted, provided, however, that if at the time an option designated as and intended to be an incentive stock option is otherwise to be granted pursuant to the Plan, the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) shares of Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any within the meaning of Section 422(b) of the Code), then the option price shall be not less than 110% of the fair market value of the Common Stock as of the date the option is granted, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date the option is granted.

            (ii)    To the extent the aggregate Fair Market Value (determined as of the date of grant) of Common Stock with respect to which incentive stock options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a nonqualified stock option. In the event the Eligible Recipient holds two or more such options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such options are granted.

            (iii)    Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted incentive stock options. For purposes of this section, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

            (iv)    To qualify for incentive stock option tax treatment, an option designated as an incentive stock option must be exercised within three months after termination, of employment for reasons other than death, except that, in the case of termination of employment due to disability, such option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the recipient's reemployment rights are guaranteed by statute or contract. "Total and permanent disability" shall mean a mental or physical impairment of the Eligible Recipient that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Eligible Recipient to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total and permanent disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Board or Committee.

            (v)    In order to obtain certain tax benefits afforded to incentive stock options under Section 422 of the Code, the Eligible Recipient must hold the shares issued upon the exercise of an incentive stock option for two years after the date of grant of the incentive stock option and one year from the date of exercise. An Eligible Recipient may be subject to the alternative minimum tax at the time of exercise of an incentive stock option. The Board or Committee may require an Eligible Recipient to give the Company prompt notice of any disposition of shares acquired by the exercise of an incentive stock option prior to the expiration of such holding periods.

          (c)    The Board or Committee shall establish and set forth in each instrument that evidences an option the time at which or the installments in which the option shall vest and become exercisable, which provisions may be waived by the Board or Committee at any time. To the extent that the right to purchase shares has accrued thereunder, an option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Board or Committee, setting forth the number of shares with respect to which the option is being exercised and accompanied by payment in full as described in subsection (d) below. The Board or Committee may determine at any time that an option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

          (d)    The exercise price for shares purchased under an option shall be paid in full to the Company by delivery of consideration equal to the product of the option exercise price and the number of shares purchased. Such consideration must be paid in cash or, unless the Board or Committee in its sole discretion determines otherwise, either at the time the option is granted or at any time before it is exercised, a combination of cash and delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this section, by such other consideration as the Board or Committee may permit.

          (e)    Options may be exercised during the individual's continued employment with, or in the case of a vendor, engagement by, the Company or service on the Board, as the case may be, and for a period of ninety days following termination of such employment, engagement or service on the Board (or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company) and only within the original term of that option; provided, however, that if employment of the optionee by the Company or service on the Board, as the case may be, shall have terminated by reason of retirement at or after age 65 ("Retirement") or total and permanent disability, then the option may be exercised for a period not in excess of one year following such termination of employment or service on the Board (or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company), but in any event not after the expiration of the term of the option. If and to the extent the Committee may, in its discretion, determine the change in an option holder's status from an employee to a vendor, or the transfer of an individual from the employment or engagement or vice versa, the Company or its subsidiaries to the employment or engagement of any affiliate of the Company shall not be treated as a termination of employment or engagement by the Company. The status of another entity as an affiliate of the Company shall be determined by the Committee.

          (f)    Options shall not be transferable, except that in the event of the death of an optionee (i) during employment, engagement or service on the Board, as the case may be, (ii) within a period not in excess of one year after termination of employment or service on the Board, as the case may be, by reason of Retirement or total and permanent disability or (iii) within ninety days after termination of employment, engagement or service on the Board, as the case may be, for any other reason, outstanding options may be exercised by the executor, administrator or personal representative at such deceased optionee during the remainder of the period during which the optionee could have exercised the option had he survived, but not less than ninety days after the death of such optionee.

        3.    Withholding Tax.    An option may provide that the optionee may elect to deliver to the Company (or authorize the Company to retain from the shares purchased upon exercise of such option) whole shares of Common Stock to satisfy the Company's obligation, if any, to withhold federal, state and local income tax required to be withheld in respect of such exercise, provided, however, that in the case of an optionee who is an executive officer or director of the Company (within the meaning of Section 16 of the Securities Exchange Act of 1934), such election may not be made during the six-month period beginning on the date of grant of such option and must be made either (i) at least six months prior to the date on which the amount of such withholding tax is determined, (ii) during the ten business day period beginning on the third business day following each release of the Company's quarterly or annual summary of sales and earnings, or (iii) in advance of such ten business day period to be effective within such ten business day period. Any such election shall be irrevocable, but subject to disapproval by the Committee.

IV. STOCK APPRECIATION RIGHTS

        1.    Grants.    Rights entitling the grantee to receive cash or shares of Common Stock having a Fair Market Value equal to the appreciation in market value of a stated number of shares of Common Stock from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted prior to the grant of such rights, from the date of grant of the related stock option to the date of exercise, may be granted to such eligible officers and other employees as may be selected by the Committee and approved by the Board.

        2.    Terms of Grant.    Such rights may be granted in tandem with or with reference to a related stock option, in which event the grantee may elect to exercise either the option or the right, but not both, as to the same shares of Common Stock subject to the option and the right, or the right may be granted independently of a related stock option. In either event, the right shall not be exercisable unless it shall have been outstanding for at least 6 months nor shall such right be exercisable more than ten years after the date of grant. Stock appreciation rights shall not be transferable, except that in the event of the death of a grantee such right shall be exercisable by the same persons and for the same period of time as the related option. Stock appreciation rights may be exercised during the individual's continued employment with the Company and for a period of ninety days following termination of employment or engagement (or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company), as the case may be, and only within the original term of that grant; provided, however, that if employment of the grantee by the Company and its subsidiaries shall have terminated by reason of the grantee's death, Retirement or total and permanent disability, or if the grantee dies after termination of employment on account of such retirement or disability, then such right shall be exercisable by the same persons and for the same period of time as the related option. If and to the extent the Committee may, in its discretion, determine the change in an option holder's status from an employee to a vendor, or the transfer of an individual from the employment or engagement or vice versa, the Company or its subsidiaries to the employment or engagement of any affiliate of the Company shall not be treated as a termination of employment or engagement by the Company. The status of another entity as an affiliate of the Company shall be determined by the Committee.

        3.    Payment on Exercise.    Upon exercise of a right, the grantee shall be paid the excess of the then fair market value of the number of shares to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or in shares of Common Stock having a Fair Market Value equal to such excess or in such combination thereof as the Committee shall determine.

        \*/ DETACH PROXY CARD HERE \*/

PROXY

This Proxy is Solicited on Behalf of the Board of Directors
For the Annual Meeting of Stockholders to be held June 4, 2002
OPTION CARE, INC.

        The undersigned stockholder of Option Care, Inc. hereby appoints Rajat Rai and Joseph Bonaccorsi proxies, with full authority, which may be exercised by either one or both of them, with power of substitution to vote all shares of the Common Stock of Option Care which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Option Care to be held in the Robert Todd Lincoln Rooms 1 and 2 of The Chicago Club, 81 East Van Buren Street, Chicago, Illinois, at 10:00 a.m., local time, on Tuesday, June 4, 2002 (the "Meeting"), and at any adjournment thereof as follows:

        A. as directed herein with respect to each of the proposals identified below; and

        B. in their discretion with respect to any other business that may properly come before the meeting.

        By delivery of this proxy, the undersigned stockholder hereby revokes all proxies previously given by the undersigned with respect to the shares of Common Stock covered hereby.

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

        (Continued, and to be marked, dated and signed, on the other side)

Please Detach Here
\*/ You Must Detach This Portion of the Proxy Card \*/
Before Returning it in the Enclosed Envelope

Please mark votes as in this example: [X]

        The Board of Directors HAS PROPOSED AND recommends a vote "for" THE FOLLOWING:

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

FOR TERM EXPIRING IN 2005:

James G. Andress	Leo Henikoff

2.	PROPOSAL TO RATIFY AMENDMENT TO OPTION CARE'S 1997 AMENDED AND RESTATED STOCK INCENTIVE PLAN WHICH INCREASED THE NUMBER OF SHARES OF OPTION CARE'S COMMON STOCK RESERVED FOR ISSUANCE UPON THE EXERCISE OF OPTIONS GRANTED UNDER THE PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL TO RATIFY OPTION CARE'S CERTIFICATE OF INCORPORATION TO (A) INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 SHARES TO 60,000,000 SHARES AND (B) INCREASE THE NUMBER OF AUTHORIZED, BUT UNDESIGNATED, SHARES OF PREFERRED STOCK FROM 5,000,000 SHARES TO 30,000,000 SHARES

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF OPTION CARE FOR THE FISCAL YEAR 2002.

☐ FOR	☐ AGAINST	☐ ABSTAIN

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" ALL THE NAMED NOMINEES FOR DIRECTOR AND "FOR" all proposals or otherwise in accordance with the recommendation of the board of directors.

        The undersigned acknowledges receipt of the 2001 Annual Report of the Stockholders, the Notice of the 2002 Annual Meeting and the Proxy Statement.

☐	PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

Dated:	, 2002

Signature(s):

[Please sign exactly as name appears hereon.]

Joint owners should each sign personally. If stockholder is a corporation, please sign full corporate name by the President or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other authorized person. Executors, trustees, officers, etc., should indicate their titles when signing.

YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 4, 2002
GENERAL
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL 1. ELECTION OF DIRECTORS (Proposal 1 on the Proxy Card)
INFORMATION CONCERNING OFFICERS AND DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
2001 Option/SAR Grants
2001 Stock Option/SAR Exercises and Year-End Option/SAR Value
1997 Amended and Restated Stock Incentive Plan
Anticipated New Plan Benefits
PROPOSAL 3. AMENDMENT TO OPTION CARE'S CERTIFICATE OF INCORPORATION TO (A) INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 SHARES TO 60,000,000 SHARES AND (B) INCREASE THE NUMBER OF AUTHORIZED, BUT UNDESIGNATED, SHARES OF PREFERRED STOCK FROM 5,000,000 SHARES TO 30,000,000 SHARES (Proposal 3 on the Proxy Card)
PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 4 on the Proxy Card)
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
ANNUAL REPORT
SOLICITATION AND EXPENSES OF SOLICITATION
OPTION CARE INC. (THE "COMPANY") AUDIT COMMITTEE CHARTER
OPTION CARE, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN (1997)
PROXY CARD